WISCONSIN CROP INNOVATION CENTER

Service Agreement Terms of Service

05.03.18

1. **Agreement.** The WCIC Service Agreement Order Form signed by Client and accepted by the WCIC (including Addendum A and Addendum B), and these Terms of Service, form the entire agreement (the "Agreement") between the parties with respect to the project described on the Order Form and the Statement of Work (the "Project").

2. **Termination.** The Term of this Agreement is set forth in the Order Form. This Agreement may be terminated prior to the end of the Term by either party upon sixty (60) days' written notice to the other party. Upon termination, the WCIC will be reimbursed for all costs and non-cancelable commitments incurred in the performance of the Project and not yet paid for, such reimbursement together with other payments not to exceed the total amount specified in sec. 4 of the Order Form. Any payments by Client in excess of WCIC costs and commitments will be refunded. Upon termination, WCIC will at Client's direction return or destroy any Client Materials or Confidential Information supplied by Client, and provide any Deliverables to Client in the state of completion as of the date of termination.

3. **Client Materials.** Client may provide the WCIC with plants, plant materials, biological agents, nucleic acid sequences, plasmids, protocols, and other tangible and intangible items ("Client Materials") necessary or useful for the conduct of the Project. WCIC asserts no rights to Client Materials. Client represents that the WCIC is authorized to conduct the Project using the Client Materials. Client agrees to provide WCIC with information regarding any known hazardous properties, biocontainment requirements (BSL1, BSL2, etc.), or special handling requirements pertinent to the Client Materials prior to delivery to the WCIC. WCIC reserves the right to decline any Project due to concerns regarding the Client Materials.

4. **WCIC Materials.** WCIC may provide Client with plants, plant materials, biological agents, protocols, plasmids, nucleic acids, sequence information, and other tangible and intangible items ("WCIC Materials") in connection with the Project. WCIC agrees to provide Client with information regarding any known hazardous properties, biocontainment requirements (BL1, BL2, etc.), or special handling requirements pertinent to the WCIC Materials prior to delivery to the Client. Client obtains no intellectual property rights to WCIC Materials.

5. **Equipment.** Equipment, supplies, and materials purchased or produced under this Agreement other than the Deliverables shall be owned by the WCIC, unless expressly stated otherwise in the Order Form.

6. **Deliverables.** The WCIC will use reasonable efforts to furnish to the Client the deliverables identified in the Order Form ("Deliverables").

a. The WCIC does not claim ownership of the Deliverables or any intellectual property rights embodied therein.
b. Client acknowledges that Deliverables are provided by the WCIC for research or instructional purposes and that rights from third parties may be required to commercialize the Deliverables.
c. The Deliverables do not grant Client with rights to any methods or processes used by WCIC to produce the Deliverables.
d. In the case of any regulated Deliverables that are produced for the Client, such as transgenic plant material, the Client agrees to provide the WCIC with the appropriate governmental documents or permits prior to delivery of the material to the Client.
e. WCIC agrees to provide Client with information regarding any known hazardous properties, biocontainment requirements (BSL1, BSL2, etc.), or special handling requirements pertinent to the Deliverables prior to delivery to the Client.

7. **Transportation; Risk of Loss.** Unless otherwise specified in the Order Form, Client shall be responsible for all delivery costs and arrangements, and shall bear the risk of loss, in connection with the transportation of Client Materials, WCIC Materials provided to Client, and Deliverables to and from the WCIC.

8. **Confidential Information.** Deliverables, and Client Materials or any other proprietary information disclosed or submitted to the WCIC by the Client that is designated in writing as confidential information at the time of disclosure, are considered the Client's Confidential Information. Confidential Information does not include information which:
a. is generally available in the public domain or becomes available to the public through no act of the WCIC;
b. is independently known prior to receipt thereof or is discovered independently by an employee of the WCIC who had no access to the information supplied by the Client under this Agreement;
c. is made available to the WCIC as a matter of lawful right by a third party; or
d. is required to be disclosed by court order or applicable law.

The WCIC retains the right to refuse to accept Confidential Information that is not considered to be essential to the completion of the Project. Upon completion of the Project, the WCIC will at Client's direction return or destroy all Client Materials and any other Confidential Information supplied by Client. The obligations of the WCIC under this paragraph shall survive and continue for one (1) year after the earlier of the conclusion of the Period of Performance stated in the Order Form, or termination of this Agreement.

WCIC shall hold and maintain Client's Confidential Information in strictest confidence for the sole and exclusive benefit of the Project. WCIC shall carefully restrict access to Client's Confidential Information to employees, students, contractors, and third parties as is reasonably required.

9. **Disclaimer of Warranty.** The parties recognize the Deliverables cannot be guaranteed even through use of WCIC's reasonable efforts. Accordingly, Client agrees that the failure of WCIC to achieve specific Deliverables shall not constitute a breach of this Agreement. THE WCIC MAKES

NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, A WARRANTY OF NON-INFRINGEMENT OF INTELLECUAL PROPERTY RIGHTS FOR WCIC MATERIALS, THE DELIVERABLES OR ANY MATERIALS AND PROTOCOLS SUPPLIED BY THE CLIENT; THE CONDITION OF THE DELIVERABLES, WHETHER TANGIBLE OR INTANGIBLE, OR DEVELOPED UNDER THIS AGREEMENT; OR THE MARKETABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE DELIVERABLES. THE WCIC SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, OR OTHER DAMAGES SUFFERED BY ANY PERSON RESULTING FROM THIS PROJECT OR THEIR USE OF THE WCIC MATERIALS OR DELIVERABLES.

10. **Liability.** To the extent permitted by the laws applicable to Client, Client agrees to indemnify and hold the Board of Regents of the University of Wisconsin System and its officers, employees, or agents, harmless from any loss, claim, damage, or liability of any kind caused by an officer, employee, or agent of the Client and arising out of or in connection with this Agreement, including Client's use of the Deliverables. Client's obligations under this paragraph do not apply to the extent that such loss, claim, damage, or liability is caused by the negligent or intentional acts or omissions of any of the officers, employees, or agents of the WCIC. If Client is a governmental entity, its obligations under this paragraph shall be interpreted in a manner consistent with the laws applicable to Client.

11. **Publicity.** The parties will mutually agree on any press releases or other publicity relating to the Project.

12. **Notices.** Notices and communications hereunder shall be deemed made if given by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice, invoice, or communication at the mailing address for Administrative Contacts as specified in the Order Form.

13. **Miscellaneous.**
    a. Assignment. Neither party shall assign this Agreement to any third party without the prior written consent of the other party; however, the Client may assign this Agreement to a successor in ownership of all or substantially all its business assets, provided that such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement. Any other purported assignment shall be void.
    b. Independent Inquiry. Except to the extent provided in sections 3 and 7, nothing in this Agreement shall be construed to limit the freedom of the WCIC to engage in similar projects made independently under other grants, contracts, or agreements with parties other than the Client.
    c. Independent Contractor. In the performances of all services under this Agreement, each party and its personnel shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of the other party. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into or make any contract,

warranty, or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

d. Governing Law. This Agreement shall be governed by the Laws of the State of Wisconsin applicable to contracts performed entirely within the State of Wisconsin. For Clients that are governmental units, this clause shall not be interpreted or construed as a waiver of sovereign immunity.

e. Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original, but which together shall constitute but one instrument. This Agreement shall be considered accepted once it has been executed by both parties. A signature made and/or delivered by electronic means will be considered binding for each party.

f. Survival. Terms which by their nature are intended to survive beyond the Term shall not be affected by expiration or termination of this Agreement, including but not limited to sections 4 and 5 of the Order Form and sections 6 through 9 of these Terms of Service.

g. Entire Agreement. This Agreement, consisting of the Order Form and Terms of Service, embodies the entire understanding between the WCIC and the Client for this Project, and any prior or contemporaneous representations, either oral or written, are superseded. Client specifically agrees that the terms and conditions contained in any purchase order or other similar document supplied by Client in connection with this Agreement or any payments hereunder are of no legal effect. No amendments or changes to this Agreement, including without limitation, changes in the statement of work, budget, and period of performance, shall be effective unless made in writing and signed by authorized representatives of the parties.

CLIENT – EG Crop Science, Inc.

By: ______________________

Steve B. Warnecke, CEO

May 3, 2018

WCIC – Wisconsin Crop Innovation Center

By: ______________________

Name: Richelle Martin

Title: Assistant Director, OIP

Date: 5/16/2018

Wisconsin Crop Innovation Center
Service Agreement Order Form

1. **Client Information.**

Client Name: EG Crop Science, Inc.

Billing Address:
1026 Anaconda Drive,
Castle Rock, CO 80108
swarnecke@evolgen.com

Shipping Address (if different):
1801 Sunset Place #C,
Longmont CO 80501
wmessier@evolgen.com

2. **Contact Persons.**

Client Technical Matters:
Walter Messier
1801 Sunset Place #C
Longmont CO 80501
303-709-0343
wmessier@evolgen.com

Client Administrative Matters:
Steve Warnecke
1026 Anaconda Drive
Castle Rock CO 80108
303-513-3510
swarnecke@evolgen.com

WCIC Technical Matters:
Michael Petersen
WCIC
8520 University Green
Middleton, WI 53562
Phone: 608-262-6620
Email: mwpetersen@wisc.edu

WCIC Administrative Matters:
Board of Regents of the University of Wisconsin System
Research & Sponsored Programs
21 N. Park Street, Suite 6401
Madison, Wisconsin 53715-1218
Phone: 608-262-3822
Email: preaward@rsp.wisc.edu

2. Scope of Work.
The Client desires to have the WCIC undertake a service project entitled "Soybean Transformation" ("Project"), in accordance with the scope of work described in Attachment A to the Order Form.

3. Term.
The Project will be conducted during the period commencing on date the Order Form is signed by WCIC, and will end after twelve (12) months (the "Term"). The Term may be extended by mutual written agreement of the parties.

4. Project Costs
The Client shall pay the WCIC the amount of $72,791.00 (U.S. Dollars) for conducting the Project. A detailed budget is provided in Attachment B to the Order Form. Any additional services conducted beyond Attachment A shall be at the expense of the Client and prior to the work commencing, WCIC shall submit a revised budget for the additional services. Any contract modifications must be in writing and signed by both parties. The Client is not liable for any cost in excess of the amount specified herein without written authorization from the Client.

5.. Payment Schedule
Invoices shall be submitted to:

EG Crop Science, Inc.
1026 Anaconda Drive,
Castle Rock CO 80108
via email swarnecke@evolgen.com.

Invoicing:
lst invoice of 50% ($36,395.50) upon Project signing
2nd invoice of 50% ($36,395.50) upon transition of events to the greenhouse
Net 30

Checks shall be made payable to the Board of Regents of the University of Wisconsin System (ID #39-6006492) and sent to:

Wisconsin Crop Innovation Center
8520 University Green
Middleton, WI 53562

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by proper persons duly authorized.

BOARD OF REGENTS OF THE UNIVERSITY OF WISCONSIN SYSTEM

Richelle W Martin

Name: Richelle Martin
Title: Assistant Director, OIP
Date: 5/16/2018

E G CROP SCIENCE, INC.

Name: Steve B Warnecke
Title: CEO
Date: May 3, 2018

Attachment A
Scope of Work

Scope of Work:
Client will send genetic sequence information (Client Materials) to WCIC for synthesis and cloning of vectors for soybean transformation. The project will consist of:

- WCIC will synthesize Client Materials and clone into PUC backbone vectors
- WCIC will construct 7 vectors to be used for transformation and perform QC analysis to ensure integrity of vectors
- WCIC will transform 7 vectors into Williams82 soybean
- Copy number determination will be performed on events produced using ddPCR for the selection gene for the 7 vectors. 30 single copy events for two vectors will be advanced to T1 seed. The remaining five vectors shall have ddPCR for copy number performed for the selection gene and 10 single copy events/vector will be advanced to T1 seed.
- T1 seed will be harvested and shipped to Client
- Approximate timelines
  - Synthesis and cloning: ~6 weeks
  - Plant transformation to seed harvest: ~6-7 months

Deliverables:

- Synthesized genes in PUC vectors
- Cloning services for six vectors
- Transformation services for six vectors in Williams82 soybean
- T1 seed from advanced events

Attachment B
Budget

(7 vectors: 2 w/30 single copy events each and 5 w/10 single copy events each)

- Gene Synthesis: 7,000bp @ $0.16/bp = $1,120
- Cloning: (7) vectors = $2,800
- Transformation: (5) Williams82 soybean transformations (10 single copy events/vector) @ $5,141 = $25,705; (2) Williams82 soybean transformations (30 single copy events/vector) @ $15,423 = $30,846
- Molecular: 440 copy number assays (ddPCR) @ $28.00 = $12,320

Total: $72,791

Invoicing:
1st invoice of 50% ($36,395.50) upon Project signing
2nd invoice of 50% ($36,395.50) upon transition of events to the greenhouse

Net 30

Amendment No. #1 to the
Wisconsin Crop Innovation Center
University of Wisconsin-Madison
Service Agreement

The Board of Regents of the University of Wisconsin System on behalf of the Wisconsin Crop Innovation Center at the University of Wisconsin-Madison ("University") and EG Crop Science, Inc. ("Service Recipient") hereby agree to modify the Service Agreement entered into and effective as of May 16th, 2018, and governing the University's performance of a project entitled "Soybean Transformation" ("Agreement") in this Amendment No. #1 ("First Amendment") as follows:

1. The following services will be added to the scope of work (Attachment A) in the Agreement:
    a. WCIC will plant 16 seeds from each of the estimated 110 events produced from the original service agreement (1760 T1 plants). These plants will be sprayed and the resulting positive plants (approximately 1,320) will be tested for copy number. The resulting homozygous plants (approximately 440) will be grown to maturity and T2 seed will be harvested and shipped to Service Recipient.

2. The period of performance shall continue through December 31, 2019.

3. The Service Recipient will pay the University an additional $68,840.00 for the services described above. 50% payment ($34,420.00) due upon planting of the T1 seed and 50% payment (($34,420.00) due upon T1 seed harvest. The total cost of all services included in the Agreement shall not exceed $141,631.00.

4. All other terms and conditions of the Agreement remain valid.

In witness whereof, the parties hereto have executed this Agreement in duplicate by proper persons duly authorized.

Board of Regents to the UW System

[signature]

Robert Gratzl, JD
Assistant Director of Contracts
Date: 1/9/2019

EG Crop Sciences, Inc.

[signature]

~~President~~ Steve B Warnecke
CEO
Date: 1-4-19